Exhibit 3.23
ARTICLES OF INCORPORATION
OF
THE SOUTH TEXAS SUPPLY COMPANY, INC.
FILED
In the Office of the
Secretary of Sate of Texas

DEC 20 1996

Corporations Section
ARTICLE ONE
     The name of the corporation is THE SOUTH TEXAS SUPPLY COMPANY, INC.
ARTICLE TWO
     The period of its duration is perpetual.
ARTICLE THREE
     The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.
ARTICLE FOUR
     The aggregate number of shares which the corporation shall have the authority to issue is 100,000 of no par value.
ARTICLE FIVE
     The corporation will not commence business until it has received for the issuance of shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received.
ARTICLE SIX
     The street address of its initial registered office is 1402 Commerce Street, Big Wells, Dimmit County, Texas 78830, and the name of its initial registered agent at such address is Todd L. Williams.
ARTICLE SEVEN
     The number of directors constituting the initial board of directors is two (2), the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:
Todd L. Williams
1402 Commerce Street
Big Wells, Texas 78830
Jeff Brymer
1402 Commerce Street
Big Wells, Texas 788830

ARTICLE EIGHT
     The name and address of the incorporator is:
Todd L. Williams
1402 Commerce Street
Big Wells,Texas 78830
Signed on: December 18, 1996.

/s/ Todd L. Williams
Todd L. Williams

STATEMENT OF CHANGE OF REGISTERED AGENT
AND REGISTERED OFFICE AND ADDRESS FOR
THE SOUTH TEXAS SUPPLY COMPANY, INC.
FILED
In the Office of the
Secretary of Sate of Texas

SEP 21 1999

Corporations Section
1.	The name of the corporation is The South Texas Supply Company, Inc.

2.	The name of its present registered agent, as shown in the records of the Secretary of the State of Texas, prior to filing this statement is: Todd L. Williams.

3.	The name of its successor registered agent is: Jeffery A. Brymer.

4.	The address of its registered office and the address of the business office of its registered agent, as shown in the records of the Secretary of the State of Texas, prior to filing this statement is: 1402 Commerce Street, Big Wells, Texas 78830.

5.	The address of its registered office and the address of the business office of its registered agent, as changed by filing this statement is: P.O. Box 214, Pearsall, Texas 78061 or Texas State Highway 1581, 1/4 mile Southwest of Interstate 35, Pearsall, Texas 78061. The address of the corporation’s registered office and the address of the business office of its registered agent, as changed, will be identical.

6.	Such changes were authorized by the Corporation’s Board of Directors.
DATED the 17th day of August, 1999.

The South Texas Supply Company, Inc.
By:	/s/ Jeffery A. Brymer
Jeffery A. Brymer, Secretary

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
THE SOUTH TEXAS SUPPLY COMPANY, INC.
FILED
In the Office of the
Secretary of Sate of Texas

FEB 28 2007

Corporations Section
     These Articles of Amendment to the Articles of Incorporation of The South Texas Supply Company, Inc., a Texas corporation (the “Corporation”), have been prepared, executed, and are being filed pursuant to the provisions of Part Four of the Texas Business Corporation Act:
     1. The name of the Corporation is: The South Texas Supply Company, Inc.
     2. This amendment is an addition to the Articles of Incorporation of the Corporation. This amendment adds a new Article Nine to the Corporation’s Articles of Incorporation, and the full text of such new Article Nine is as follows:
“ARTICLE NINE
     Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which holders of all shares entitled to vote on the action were present and voted. Every written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each shareholder who signs the consent. All such written consent forms shall be delivered to the corporation at its principal place of business, and shall be filed by the Secretary of the corporation in the corporation’s Minute Book.”
     3. The foregoing amendment was duly adopted by the shareholders of the Corporation on February 23, 2007.
     4. The foregoing amendment has been approved in the manner required by the Texas Business Corporation Act and the constituent documents of the Corporation.

Articles of Amendment to the Articles of Incorporation The South Texas Supply Company, Inc.	Page 1 of 2

     IN WITNESS WHEREOF, these Articles of Amendment have been executed by the Corporation as of February 27, 2007.

The South Texas Supply Company, Inc., a Texas corporation
By:	/s/ Jeffery A. Brymer
Jeffery A. Brymer,
Chief Executive Officer

Articles of Amendment to the Articles of Incorporation The South Texas Supply Company, Inc.	Page 2 of 2